Exhibit 10.45

FOURTH AMENDMENT TO SUBLEASE

THIS FOURTH AMENDMENT TO SUBLEASE (this “Fourth Amendment”), dated October 12, 2007, is entered into by and between DIADEXUS, INC., a Delaware corporation (“Sublandlord”), and MONOGRAM BIOSCIENCES, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.       Sublandlord and Subtenant entered into that certain Sublease dated June 1, 2002 (the “Original Sublease”), as amended by that certain First Amendment to Sublease dated August 21, 2003, that certain Second Amendment to Sublease dated October 1, 2004 and that certain Third Amendment dated August 18, 2006 (together with the Original Sublease, the “Sublease”), pursuant to which Sublandlord subleased to Subtenant, and Subtenant subleased from Sublandlord, certain Sublease Premises in a building located at 343 Oyster Point Boulevard, South San Francisco, California.

B.       Capitalized terms not otherwise defined herein are used as defined in the Sublease.

C.       Sublandlord and Subtenant desire to amend the Sublease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

AGREEMENT

1.       Term. The sublease for the Section A, Section B Space and expanded premises as defined in the third sublease shall not expire on December 31, 2007 and shall be extended to continue in full force and effect May 20, 2011, unless sooner terminated pursuant to any provision of the Sublease.

2.       Rent. Base Rent per month effective January 1, 2008 will be as follows:

January 1, 2008 – December 31, 2008:	$77,342

January 1, 2009 – December 31, 2009:	$79,662

January 1, 2010 – December 31, 2010:	$82,052

January 1, 2011 – May 20, 2011:	$84,514

3.       Broker. Each party hereto represents and warrants that it has dealt with no brokers in connection with this Fourth Amendment, and shall indemnify, protect, defend and hold the other harmless from all costs and expenses (including reasonable attorneys’ fees) arising from a breach of the foregoing representation and warranty.

4.       Full Force and Effect. Except as expressly amended hereby, the Sublease remains in full force and effect.

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5.       Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute a single agreement.

6.       Effectiveness. This Fourth Amendment shall not be effective until signed by Master Landlord in the space set forth for that purpose below.

IN WITNESS WHEREOF, the parties here caused this Fourth Amendment to be duly executed by their respective authorized officers as of the date first written above.

SUBLANDLORD:	DIADEXUS, INC., a Delaware corporation

	By:	/s/ David Foster

Name:	DAVID FOSTER

	Its:	EVP & CFO

SUBTENANT:	MONOGRAM BIOSCIENCES, INC., a Delaware corporation

By:	/s/ AG Merriweather

Name:	AG Merriweather

Its:	CFO

The undersigned, Master Landlord under the Master Lease, hereby consents to the foregoing Fourth Amendment.

MASTER LANDLORD:

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